EXHIBIT 2.3
















                      AGREEMENT AND PLAN OF REORGANIZATION

                                      AMONG

                  VOICE POWERED TECHNOLOGY INTERNATIONAL, INC.,

                             V-CO ACQUISITION, INC.

                                       AND

                         WORLD WASTE TECHNOLOGIES, INC.




                                 March 25, 2004

                                TABLE OF CONTENTS
                                -----------------
                                                                         Page
                                                                         ----

1.  Plan of Reorganization..................................................1

2.  Terms of Merger.........................................................2

3.  Delivery of Shares......................................................5

4.  Representations of WW...................................................5

5.  Representations of V-CO and V-ACQ-SUB...................................8

6.  Closing.................................................................12

7.  Actions Prior to Closing................................................12

8.  Conditions Precedent to the Obligations of WW...........................13

9.  Conditions Precedent to the Obligations of V-CO and V-ACQ-SUB...........14

10. Survival and Indemnification............................................16

11. Nature of Representations...............................................16

12. Documents at Closing....................................................16

13. Finder's Fees...........................................................17

14. Additional Covenants....................................................17

15. Post-Closing Covenants..................................................18

16. Termination.............................................................18

17. Effects of Termination..................................................19

18. Miscellaneous...........................................................19

Signature Page..............................................................21


Exhibit A -       Agreement of Merger (California)

                      AGREEMENT AND PLAN OF REORGANIZATION
                      ------------------------------------

         This Agreement and Plan of Reorganization (hereinafter the "Agreement") is entered into effective as of this 25th day of March, 2004, by and among Voice Powered Technology International, Inc., a California corporation (hereinafter "V-CO"); V-CO Acquisition, Inc., a newly-formed California corporation (hereinafter "V-ACQ-SUB"); and World Waste Technologies, Inc., a California corporation (hereinafter "WW").


                                    RECITALS
                                    --------

         WHEREAS, V-CO desires to acquire WW as a wholly owned subsidiary and to issue shares of V-CO common stock to the stockholders of WW upon the terms and conditions set forth herein. V-ACQ-SUB is a wholly-owned subsidiary corporation of V-CO that shall be merged into WW, whereupon WW shall be the surviving corporation of said merger and shall become a wholly-owned subsidiary of V-CO (V-ACQ-SUB and WW are sometimes collectively hereinafter referred to as the "Constituent Corporations").

         WHEREAS, the boards of directors of V-CO, V-ACQ-SUB and WW, respectively, deem it advisable and in the best interests of such corporations and their respective stockholders that V-ACQ-SUB merge with and into WW pursuant to this Agreement and the Agreement of Merger (in the form attached hereto as Exhibit "A") and pursuant to applicable provisions of law (such transaction hereafter referred to as the "Merger").

         WHEREAS, V-ACQ-SUB has an authorized capitalization consisting of 50,000,000 shares of $0.00001 par value common stock, of which 1,000 shares shall be issued and outstanding and owned by V-CO as of the closing of the Merger;

         WHEREAS, WW has an authorized capitalization consisting of 50,000,000 shares of common stock, $0.00001 par value ("WW Common Stock"), of which, 16,800,000 shares are currently issued and outstanding, as of the date hereof (giving effect to the conversion of the promissory notes, but excluding warrants excercisable for WW Common Stock, as described herein).

         NOW THEREFORE,  for the mutual  consideration set out herein, and other
good  and  valuable   consideration,   the   sufficiency   of  which  is  hereby
acknowledged, the parties agree as follows:


                                    AGREEMENT
                                    ---------

         1. Plan of  Reorganization.  The  parties to this  Agreement  do hereby
            -----------------------
agree that V-ACQ-SUB shall be merged with and into WW upon the terms and conditions set forth herein and in accordance with the provisions of the California Corporations Code. It is the intention of the parties hereto that this transaction qualify as a tax-free reorganization under Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended, and related sections thereunder.

         2. Terms of Merger. In accordance with the provisions of this Agreement
            ---------------
and the requirements of applicable law, V-ACQ-SUB shall be merged with and into WW as of the Effective Date (the terms "Closing" and "Effective Date" are defined in Section 6 hereof). WW shall be the surviving corporation (hereinafter sometimes the "Surviving Corporation") and the separate existence of V-ACQ-SUB shall cease when the Merger shall become effective. Consummation of the Merger shall be upon the following terms and subject to the conditions set forth herein:

            (a) Corporate Existence.
                -------------------
                (1) Commencing with the Effective Date, the Surviving Corporation shall continue its corporate existence as a California corporation and (i) it shall thereupon and thereafter possess all rights, privileges, powers, franchises and property (real, personal and mixed) of each of the Constituent Corporations; (ii) all debts due to either of the Constituent
Corporations, on whatever account, all causes in action and all other things belonging to either of the Constituent Corporations shall be taken and deemed to be transferred to and shall be vested in the Surviving Corporation by virtue of the Merger without further act or deed; and (iii) all rights of creditors and all liens, if any, upon any property of any of the Constituent Corporations shall be preserved unimpaired, limited in lien to the property affected by such liens immediately prior to the Effective Date, and all debts, liabilities and duties of the Constituent Corporations shall thenceforth attach to the Surviving Corporation.

                (2) At the Effective Date, (i) the Articles of Incorporation and the By-laws of WW, as existing immediately prior to the Effective Date, shall be and remain the Articles of Incorporation and By-Laws of the Surviving
Corporation; (ii) the members of the Board of Directors of the Surviving Corporation holding office immediately prior to the Effective Date shall remain as the members of the Board of Directors of the Surviving Corporation (if on or after the Effective Date a vacancy exists on the Board of Directors of the Surviving Corporation, such vacancy may thereafter be filled in a manner provided by applicable law and the By-laws of the Surviving Corporation); and
(iii) until the Board of Directors of the Surviving Corporation shall otherwise determine, all persons who hold offices of the Surviving Corporation at the Effective Date shall continue to hold the same offices of the Surviving Corporation.

            (b) Conversion of Securities.
                ------------------------
         As of the Effective Date and without any action on the part of V-CO, V-ACQ-SUB, WW or the holders of any of the securities of any of these corporations, each of the following shall occur:

                (1) Each one (1) share of WW Common Stock issued and outstanding immediately prior to the Effective Date shall be converted into one (1) share of V-CO Common Stock. All such shares of WW Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each certificate previously evidencing any such shares shall thereafter represent the right to receive, upon the surrender of such certificate in accordance with the provisions of Section 3 hereof, certificates evidencing such number of shares of V-CO Common Stock, respectively, into which such shares of WW Common Stock were converted. The holders of such certificates previously evidencing shares of WW Common Stock outstanding immediately prior to the Effective Date shall cease to have any rights with respect to such shares of WW Common Stock except as otherwise provided herein or by law;

                (2) Any shares of WW capital stock held in the treasury of WW immediately prior to the Effective Date shall automatically be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto;

                (3) Each share of capital stock of V-ACQ-SUB issued and outstanding immediately prior to the Effective Date shall remain in existence as one share of common stock of the Surviving Corporation, which shall be owned by V-CO;

                (4) The 1,200,000 shares of V-CO Common Stock issued and outstanding immediately prior to the Merger (the number of outstanding shares reflecting the one-for-sixty reverse stock split referred to in Section 7(d) below) will remain outstanding after the Merger and cancellation of V-CO Common Stock referred to in 7(c) below.

            (c) Restricted Shares.
                -----------------
                (1) None of the V-CO common stock to be issued to the WW shareholders shall, at the time of Closing, be registered under federal securities' laws but, rather, shall be issued pursuant to an exemption therefrom and be considered "restricted stock" within the meaning of Rule 144 promulgated under the Securities Act of 1933, as amended (the "act"). All of such shares shall bear a legend worded substantially as follows:

                     "The shares represented by this certificate have not been registered under the Securities Act of 1933 (the "Act") and are `restricted securities' as that term is defined in Rule 144 under the Act. The shares may not be offered for sale, sold or otherwise transferred except pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company."

                (2) The transfer agent of V-CO shall annotate its records to reflect the restrictions on transfer embodied in the legend set forth above. There shall be no requirement of V-CO to register the V-CO common stock under the Act.

            (d) Other Matters.
                -------------
                (1) Upon the effectiveness of the Merger, each outstanding warrant to purchase WW Common Stock, whether or not then exercisable, shall be converted into a warrant to purchase (in substitution for each share of WW Common Stock subject to an WW warrant) one (1) share of V-CO Common Stock for every one (1) share of WW Common Stock said warrant was exercisable for, on terms substantially and materially similar to the terms and conditions of said warrant prior to conversion.

                (2) Upon execution of this Agreement by the parties hereto, WW shall deliver to V-CO a nonrefundable payment of $25,000 to be used by V-CO to pay for certain outstanding expenses, liabilities and costs of V-CO incurred in connection with this Agreement, including, among other costs, legal, accounting, printing, mailing, and transfer agent fees. At the Closing, WW shall pay V-CO an additional $25,000 for these costs. Any and all costs and/or fees relating to this Agreement and the transactions contemplated hereunder in excess of an aggregate of $50,000 shall be paid by V-CO prior to Closing and the surviving corporation shall have no other obligations to any party for any costs, fees and/or expenses relating to this Agreement or the transactions contemplated hereunder, other than the obligations associated with, and rightfully payable by, WW prior to Closing.

                (3) Upon the Closing, WW shall deliver to V-CO an unaudited Balance Sheet, dated as of no more than seven (7) days prior to the Closing, showing not less than $1,000,000 cash and a net worth of no less than $2,700,000. Such Balance Sheet shall be certified to as true and accurate in all material respects by the President and Secretary of WW.

                (4) As of the Closing and excluding outstanding warrants to purchase up to 300,000 WW Common Stock (the "WW Warrants"), WW shall have no more than 20,800,000 shares of its Common Stock issued and outstanding. Upon the Effective Date of the Merger and excluding the WW Warrants, V-CO shall have no more than 22,000,000 shares of Common Stock issued and outstanding.

                (5) For a period of one year from the effectiveness of the Merger, V-CO and WW agree that V-CO shall not effect a reverse-stock split. After six months from the Effective Date, V-CO shall be entitled to effect a reverse-stock split only in the event that the market upon which its stock trades, provides written notice to V-CO that it will be specifically de-listed from such exchange if its average trading price does not exceed a certain price and a reverse-stock split will allow V-CO to meet such exchange's requirements. If there are other criteria, in addition to the stock price, on which they are in default and they are notified by the exchange, they must meet all of the criteria before doing a reverse-stock split.

                (6) From and after the Closing and with a view to making available to holders of V-CO Common Stock the benefits of Rule 144 promulgated under the Securities Act of 1933 (the "Securities Act") or any other similar rule or regulation of the Securities and Exchange Commission ("SEC"), WW shall cause V-CO to, and V-CO shall (a) take all action as may be required as a condition to the availability of Rule 144 under the Securities Act (or any successor exemptive rule hereinafter in effect) with respect to V-CO Common Stock and (b) furnish to any holder of V-CO Common Stock forthwith upon request
(i) a written statement by V-CO as to its compliance with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of V-CO as filed with the SEC, and (iii) such other reports and documents as a holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a holder to sell any such Common Stock without registration. WW shall cause V-CO to facilitate and expedite transfers of the shares of V-Co Common Stock pursuant to Rule 144 under the Securities Act, which efforts shall include timely notice to its transfer agent to expedite such transfers of such shares.

                (7) At the Closing, the then existing directors of V-CO shall then nominate and elect to the Board of Directors of V-CO not less than four persons designated by WW, and all of the persons serving as directors and officers of V-CO immediately prior to the Closing shall thereafter resign from all of their positions with V-CO, effective immediately upon the Closing.


         3. Delivery of Shares. On or as soon as practicable after the Effective
            ------------------
Date, WW will use reasonable efforts to cause all holders of WW Common Stock (the "WW Shareholders") to surrender to V-CO's transfer agent for cancellation certificates representing their shares of WW Common Stock, against delivery of certificates representing the shares of V-CO Common Stock for which the WW shares are to be converted in the Merger. Until surrendered and exchanged as herein provided, each outstanding certificate which, prior to the Effective Date, represented WW Common Stock shall be deemed for all corporate purposes to evidence ownership of the same number of shares of V-CO Common Stock into which the shares of WW Common Stock represented by such WW certificate shall have been so converted.


         4. Representations of WW. WW hereby represents and warrants as follows,
            ---------------------
which  warranties  and  representations  shall also be true as of the  Effective
Date:

            (a) As of the date hereof, excluding the WW Warrants and giving effect to the conversion of the promissory notes described in Section 9(k) below, the total number of shares of WW Common Stock issued and outstanding is 16,800,000. Excluding the WW Warrants, the WW capital stock that will be issued and outstanding as of the Effective Date shall not exceed 20,800,000 shares.

            (b) The WW Common Stock constitutes duly authorized, validly issued shares of capital stock of WW. All shares of WW Common Stock are fully paid and nonassessable.

            (c) The WW audited financial statements as of and for the year ended December 31, 2003, which have been delivered to V-CO, or will be delivered to V-CO prior to the Closing, (hereinafter referred to as the "WW Financial Statements"), fairly present the financial condition of WW as of the dates thereof and the results of its operations for the periods covered. Other than as set forth in any schedule or Exhibit attached hereto, and except as may otherwise be set forth or referenced herein, there are no material liabilities or obligations, either fixed or contingent, not disclosed or referenced in the WW Financial Statements or in any exhibit thereto or notes thereto other than contracts or obligations occurring in the ordinary course of business since December 31, 2003; and no such contracts or obligations occurring in the ordinary course of business constitute liens or other liabilities which materially alter the financial condition of WW as reflected in the WW Financial Statements. WW has or will have at the Closing, good title to all assets shown on the WW Financial Statements subject only to dispositions and other transactions in the ordinary course of business, the disclosures set forth therein and liens and encumbrances of record. WWW agrees to provide updated, quarterly financial statements prior to the Closing, if required by a governmental agency.

            (d) Except as set forth in Schedule 4(d), since December 31, 2003, there have not been any material adverse changes in the financial position of WW except changes arising in the ordinary course of business, which changes will not materially and adversely affect the financial position of WW.

            (e) WW is not a party to any material pending litigation or, to the knowledge of its executive officers (herein, "Knowledge"), any governmental investigation or proceeding, not reflected in the WW Financial Statements, and, to its Knowledge, no material litigation, claims, assessments or any governmental proceedings are threatened in writing against WW.

            (f) WW is in good standing in its state of incorporation, and is in good standing and duly qualified to do business in each state where required to be so qualified except where the failure to so qualify would have no material negative impact on WW.

            (g) WW has, or by the Effective Date will have, filed all material tax, governmental and/or related forms and reports (or extensions thereof) due or required to be filed in the ordinary course of business and has (or will have) paid or made adequate provisions for all taxes or assessments which have become due as of the Effective Date.

            (h) WW has not materially breached any material agreement to which it is a party. WW has previously given V-CO copies of or access to all material contracts, commitments and/or agreements to which WW is a party.

            (i) WW has the corporate power to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been or will prior to the Closing and the Effective Date be duly authorized by the Board of Directors of WW and by the stockholders of WW. The execution of this Agreement does not materially violate or breach any material agreement or contract to which WW is a party, and WW, to the extent required, has (or will have by Closing) obtained all necessary approvals or consents required by any agreement to which WW is a party. The execution and performance of this Agreement will not violate or conflict with any provision of the Articles of Incorporation or by-laws of WW.

            (j) Information regarding WW, which has been delivered by WW to V-CO for use in connection with the Merger, is, to WW's Knowledge, true and accurate in all material respects.

            (k) To its Knowledge, WW has (and at the Closing it will have) disclosed in writing to V-CO all events, conditions and facts materially affecting the business, financial conditions (including any liabilities, contingent or otherwise) or results of operations of WW.

            (l) All information regarding WW which has been provided to V-CO by WW or set forth in any document or other communication, disseminated to any former, existing or potential stockholders of WW or to the public or filed with any state securities regulators or authorities is, to WW's Knowledge, true, complete, accurate in all material respects.

            (m) To its Knowledge WW is and has been in compliance with, and WW has conducted any business previously owned or operated by it in compliance with, all applicable laws, orders, rules and regulations of all governmental bodies and agencies, including applicable securities laws and regulations and environmental laws and regulations, except where such noncompliance has and will have, in the aggregate, no material adverse effect. WW has not received notice of any noncompliance with the foregoing, nor is it aware of any claims or threatened claims in connection therewith.

            (n) To its Knowledge without limiting the foregoing, (i) WW and any other person or entity for whose conduct WW is legally held responsible are and have been in material compliance with all applicable federal, state, regional, local laws, statutes, ordinances, judgments, rulings and regulations relating to any matters of pollution, protection of the environment, health or safety, or environmental regulation or control, and (ii) neither WW nor any other person for whose conduct WW is legally held responsible has manufactured, generated, treated, stored, handled, processed, released, transported or disposed of any hazardous substance on, under, from or at any of WW's properties or in connection with WW's operations.

            (o) Except as and to the extent specifically disclosed in this Agreement and as may be specifically disclosed or reserved against as to amount in the latest balance sheet contained in the WW Financial Statements, there is no basis for any assertion against WW of any material liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, including, without limitation, any liability for taxes (including e-commerce sales or other taxes), interest, penalties and other charges payable with respect thereto. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) result in any payment (whether severance pay, unemployment compensation or otherwise) becoming due from WW to any person or entity, including without limitation any employee, director, officer or affiliate or former employee, director, officer or affiliate of WW, (b) increase any benefits otherwise payable to any person or entity, including without limitation any employee, director, officer or affiliate or former employee, director, officer or affiliate of WW, or (c) result in the acceleration of the time of payment or vesting of any such benefits.

            (p) To its Knowledge no aspect of WW's past or present business, operations or assets is of such a character as would restrict or otherwise hinder or impair WW from carrying on the business of WW as it is presently being conducted by WW.

            (q) Except as disclosed to V-CO in writing, to its Knowledge WW has no material contracts, commitments, arrangements, or understandings relating to its business, operations, financial condition, prospects, or otherwise. For purposes of this Section 4, "material" means payment or performance of a contract, commitment, arrangement or understanding in the ordinary course of business, which is expected to involve payments in excess of $100,000.

            (r) To its Knowledge no representation or warranty by WW contained in this Agreement and no statement contained in any certificate, schedule or other communication furnished pursuant to or in connection with the provisions hereof contains or shall contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein not misleading. To WW's Knowledge, there is no current or prior event or condition of any kind or character pertaining to WW that may reasonably be expected to have a material adverse effect on WW. Except as specifically indicated elsewhere in this Agreement, all documents delivered by WW in connection herewith have been and will be complete originals, or exact copies thereof.

            (s) To WW's Knowledge, all information to be supplied by it for inclusion or incorporation by reference in the Information Statement to be filed by V-CO with the SEC, will not at the time the Information Statement is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act of 1933, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.


         5.  Representations  of V-CO and V-ACQ-SUB.  V-CO and V-ACQ-SUB  hereby
             --------------------------------------
jointly and severally represent and warrant as follows, each of which representations and warranties shall continue to be true as of the Effective
Date:

            (a) As of the Effective  Date, the shares of V-CO Common Stock to be issued and delivered to the WW Shareholders hereunder and in connection herewith will, when so issued and delivered, constitute duly authorized, validly and legally issued, fully-paid, nonassessable shares of V-CO capital stock, free of all liens and encumbrances.

            (b) V-CO has the corporate power to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (i) have been or will prior to the Closing and the Effective Date be duly authorized by the respective Boards of Directors of V-CO and V-ACQ-SUB and by V-CO as the sole stockholder of V-ACQ-SUB, and (ii) do not have to be approved or authorized by the stockholders of V-CO. The execution and performance of this Agreement will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which V-CO or V-ACQ-SUB is a party or to which it is otherwise subject and will not violate any judgment, decree, order, writ, law, rule, statute, or regulation applicable to V-CO, V-ACQ-SUB or their properties. The execution and performance of this Agreement will not violate or conflict with any provision of the respective Articles of Incorporation or by-laws of either V-CO or V-ACQ-SUB.

            (c) V-CO has delivered to WW a true and complete copy of its audited financial statements for the fiscal years ended 2001, 2002 and 2003 (the "V-CO Financial Statements"). The V-CO Financial Statements are complete, accurate and fairly present the financial condition of V-CO as of the dates thereof and the results of its operations for the periods then ended. There are no material liabilities or obligations either fixed or contingent not reflected therein. The V-CO Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of V-CO as of the dates thereof and the results of its operations and changes in financial position for the periods then ended. V-CO agrees to provide updated quarterly financial statements if required by governmental agency. V-ACQ-SUB has no financial statements because it was recently formed solely for the purpose of effectuating the Merger and it has been, is and will remain inactive except for purposes of the Merger, and it has no assets, liabilities, contracts or obligations of any kind other than as incurred in the ordinary course in connection with its incorporation in California. V-CO has no subsidiaries or affiliates except for V-ACQ-SUB, and V-ACQ-SUB has no subsidiaries or affiliates.

            (d) Since December 31, 2003, there have not been any material adverse changes in the financial condition of V-CO. At the Closing, neither V-CO nor V-ACQ-SUB shall have any material assets and neither such corporation now has, nor shall it have, any liabilities of any kind other than those reflected in the December 31, 2003 financial statements and any costs or liabilities incurred in connection with the Merger (which costs and liabilities, including those liabilities reflected on the December 31, 2003 financial statements, collectively shall in no event exceed $75,000 in the aggregate).


            (e) Neither V-CO nor V-ACQ-SUB is a party to, or the subject of, any material pending litigation, claims, or governmental investigation or proceeding not reflected in the V-CO Financial Statements, and to the Knowledge of V-CO and V-ACQ-SUB, there are no material lawsuits, claims, assessments, investigations, or similar matters, threatened in writing against V-ACQ-SUB, V-CO, or the management or properties of V-CO or V-ACQ-SUB.

            (f) V-CO and V-ACQ-SUB are each duly organized, validly existing and in good standing under the laws of the jurisdiction of their incorporation; each has the corporate power to own its property and to carry on its business as now being conducted and is duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material negative impact. Neither corporation is required to be qualified to do business in any state other than the State of California.

            (g) To their Knowledge, V-CO and V-ACQ-SUB have filed all federal, state, county and local income, excise, property and other tax, governmental and/or other returns, forms, filings, or reports, which are due or required to be filed by it prior to the date hereof and have paid or made adequate provision in the V-CO Financial Statements for the payment of all taxes, fees, or assessments which have or may become due pursuant to such returns, filings or reports or pursuant to any assessments received. Neither V-CO nor V-ACQ-SUB is delinquent or obligated for any tax, penalty, interest, delinquency or charge and there are no tax liens or encumbrances applicable to either corporation.

            (h) As of the date of this Agreement, V-CO's authorized capital stock consists of 100,000,000 shares of V-CO Common Stock, $.001 par value, of which 92,970,027 shares are presently issued and outstanding. Immediately prior to the Closing, V-CO shall have outstanding 92,970,027 shares of V-CO Common Stock and no other shares of its capital stock. At the Closing and as a result of V-CO effecting the 60-to-1 reverse stock split described as per Section 7 (c) and (d), and upon return of the shares cancelled pursuant to Section 7(c), V-CO shall have outstanding 1,200,000 shares of V-CO Common Stock and no other shares of its capital stock. V-ACQ-SUB's capitalization consists solely of 50,000,000 authorized shares of $0.00001 par value common stock ("V-ACQ-SUB's Common

Stock"), of which 1,000 shares are outstanding, all of which are owned by V-CO, free and clear of all liens, claims and encumbrances. All outstanding shares of capital stock of V-CO and V-ACQ-SUB are, and shall be at the Closing, validly issued, fully paid and nonassessable. There are no existing options, calls, claims, warrants, preemptive rights, registration rights or commitments of any character relating to the issued or unissued capital stock or other securities of either V-CO or V-ACQ-SUB.

            (i) The financial records, minute books, and other documents and records of V-CO and V-ACQ-SUB have been made available to WW prior to the Closing. The records and documents of V-CO and V-ACQ-SUB that have been delivered to WW, including Indemnity Agreements between V-CO and its officers and directors, constitute all of the material records and documents of V-CO and V-ACQ-SUB that they are aware of or that are in their possession or in the possession of V-CO or V-ACQ-SUB.

            (j) V-CO and V-ACQ-SUB has not materially breached any material Agreement to which it is a party. Prior to the Closing, V-CO shall have given to WW copies or access to all material contracts, commitments and/or Agreements to which V-CO is a party. There are no currently existing agreements with any affiliates, related or controlling persons or entities.

            (k) V-CO has complied with all of the provisions relating to the issuance of shares, and for the registration thereof, under the Securities Act. To the best of its knowledge there are no outstanding, pending or threatened stop orders or other actions or investigations relating thereto involving federal and state securities laws.

            (l) V-CO currently has no employees, consultants or independent contractors other than its attorneys and accountants and transfer agent. Harold
S. Fleischman, Rob Larcara and Gary Saderup are, or will be, the sole directors and sole executive officers of V-CO, and Harold S. Fleischman and Rob Larcara are the sole directors and sole executive officers of V-ACQ-SUB.

            (m) To the best of their knowledge V-CO and V-ACQ-SUB have (and at the Closing they will have) disclosed in writing to WW all events, conditions and facts materially affecting the business, financial conditions (including any liabilities, contingent or otherwise) or results of operations of either V-CO or V-ACQ-SUB, since August 19, 2002.

            (n) To the knowledge of its executive officers (herein "Knowledge"), V-CO was organized for the purposes of, and with a specific plan for developing, marketing and distributing voice recognition and voice-activated products on a worldwide basis, both directly and through licensing agreements.

            (o) To their Knowledge all information since August 19, 2002 regarding V-CO which has been provided to WW by V-CO or set forth in any document or other communication, disseminated to any former, existing or potential stockholders of V-CO or to the public or filed with the SEC or any state securities regulators or authorities is true, complete, accurate in all material respects, not misleading, and was and is in full compliance with all securities laws and regulations.

            (p) To their Knowledge V-CO is and has been in compliance with, and V-CO has conducted any business owned or operated by it since August 19, 2002 in compliance with, all applicable laws, orders, rules and regulations of all governmental bodies and agencies, including applicable securities laws and regulations and environmental laws and regulations, except where such noncompliance has and will have, in the aggregate, no material adverse effect. V-CO has not received notice of any noncompliance with the foregoing, nor is it aware of any claims or threatened claims in connection therewith. To their Knowledge V-CO has never conducted any operations or engaged in any business transactions of a material nature other than as set forth in the reports V-CO has previously filed with the SEC.

            (q) Since August 19, 2002, V-CO has filed all required documents, reports and schedules with the SEC (collectively, the "V-CO SEC Documents"). To their Knowledge and as of their respective dates, the V-CO SEC Documents complied in all material respects with the requirements of the Securities Act. None of the V-CO SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (r) Except as and to the extent specifically disclosed in this Agreement and as may be specifically disclosed or reserved against as to amount in the latest balance sheet contained in the V-CO Financial Statements, there is no basis for any assertion against V-CO of any material liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, including, without limitation, any liability for taxes (including e-commerce sales or other taxes), interest, penalties and other charges payable with respect thereto. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) result in any payment (whether severance pay, unemployment compensation or otherwise) becoming due from V-CO to any person or entity, including without limitation any employee, director, officer or affiliate or since August 19, 2002, any employee, director, officer or affiliate of V-CO, (b) increase any benefits otherwise payable to any person or entity, including without limitation any employee, director, officer or affiliate, or (c) result in the acceleration of the time of payment or vesting of any such benefits.

            (s) To their Knowledge and since August 19, 2002 no aspect of V-CO's business, operations or assets is of such a character as would restrict or otherwise hinder or impair V-CO from carrying on the business of V-CO as it is presently being conducted by V-CO.

            (t) To their Knowledge, other than retention of accountants, attorney, and transfer agent, V-CO has no other material contracts, commitments, arrangements, or understandings relating to its business, operations, financial condition, prospects or otherwise. For purposes of this Section 5, "material" means payment or performance of a contract, commitment, arrangement or understanding, which is expected to involve payments individually in excess of $5,000 or, in excess of $20,000 in the aggregate.

            (u) To their Knowledge no representation or warranty by V-CO or V-ACQ-SUB contained in this Agreement and no statement contained in any certificate, schedule or other communication furnished pursuant to or in connection with the provisions hereof contains or shall contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein not misleading. There is no current or since August 19, 2002, an event or condition of any kind or character pertaining to V-CO that may reasonably be expected to have a material adverse effect on V-CO or its subsidiaries. Except as specifically indicated elsewhere in this Agreement, all documents delivered by V-CO in connection herewith have been and will be complete originals, or exact copies thereof.

         6. Closing.  The Closing of the transactions  contemplated herein shall
            -------
take place on such date (the "Closing") as mutually determined by the parties hereto when all conditions precedent have been met and all required documents have been delivered, which Closing is expected to occur on or before June 15, 2004. The "Effective Date" of the Merger shall be that date and time specified in the Articles of Merger as the date on which the Merger shall become effective.

         7. Actions Prior to Closing.
            ------------------------
            (a) Prior to the Closing, WW on the one hand, and V-CO and V-ACQ-SUB on the other hand, shall be entitled to make such investigations of the assets, properties, business and operations of the other party, and to examine the books, records, tax returns, financial statements and other materials of the other party as such investigating party deems necessary in connection with this Agreement and the transactions contemplated hereby. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances, and the parties hereto shall cooperate fully therein. The representations and warranties contained in this Agreement shall not be affected or deemed waived by reason of the fact that either party hereto discovered or should have discovered any representation or warranty is or might be inaccurate in any respect.

            (b) Prior to the Closing, any written news releases or public disclosure by either party pertaining to this Agreement shall be submitted to the other party for its review and approval prior to such release or disclosure, provided, however, that (a) such approval shall not be unreasonably withheld, and (b) such review and approval shall not be required of disclosures required to comply, in the judgment of counsel, with federal or state securities or corporate laws or policies.

            (c) Of the V-CO common shares owned by or under the control of the Belle Group Ltd., twenty million nine hundred seventy thousand and twenty-seven (20,970,027) Belle Group Ltd., shall automatically be canceled and extinguished and shall no longer be outstanding and shall cease to exist without any conversion thereof and no payment shall be made with respect thereto.

            (d) Prior to the Closing, V-CO will effect a 60-to-1 reverse stock split, in which each block of sixty (60) outstanding shares of V-CO Common Stock will be merged and combined into one (1) share, the effect of which, in each case, shall be to decrease the issued and outstanding number of shares of V-CO Common Stock from, after the cancellation of 20,970,027 shares pursuant to
Section 7(c), from 72,000,000 shares to 1,200,000 shares.

            (e) Except as contemplated by this Agreement, there shall be no stock dividend, stock split, recapitalization, or exchange of shares with respect to or rights issued in respect of V-CO's Common Stock after the date hereof and there shall be no dividends or other distributions paid on V-CO's
Common Stock after the date hereof, in each case through and including the Effective Date. V-CO and V-ACQ-SUB shall conduct no business, prior to the Closing, other than in the ordinary course of business or as may be necessary in order to consummate the transactions contemplated hereby.

            (f) Prior to the Closing,  if  requested by WW, V-CO shall  promptly
(i) adopt a new stock option plan reserving no less than 2,000,000 shares of V-CO Common Stock for issuance thereunder, (ii) adopt new bylaws, (iii) change its name, (iv) amend and restate its articles of incorporation and/or (v) conduct such other reasonable action in the manner requested by WW all in the form requested by WW.

         8. Conditions Precedent to the Obligations of WW. All obligations of WW
            ---------------------------------------------
under this Agreement are subject to the fulfillment, prior to or as of the Closing and/or the Effective Date, as indicated below, of each of the following conditions:

            (a) The representations and warranties by or on behalf of V-CO, and V-ACQ-SUB contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof or in connection herewith shall be true at and as of the Closing and Effective Date as though such representations and warranties were made at and as of such time.

            (b) V-CO and V-ACQ-SUB shall have performed and complied with, in all material respects, all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing.

            (c) On or before the Closing, the directors of V-CO and V-ACQ-SUB, and V-CO as sole stockholder of V-ACQ-SUB, shall have approved in accordance with applicable state corporation law the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

            (d) On or before the Closing Date, V-CO and V-ACQ-SUB shall have delivered certified copies of resolutions of the sole stockholder and director of V-ACQ-SUB and of the directors of V-CO approving and authorizing the execution, delivery and performance of this Agreement and authorizing all of the necessary and proper action to enable V-CO and V-ACQ-SUB to comply with the terms of this Agreement, including the election of WW's nominees to the Board of Directors of V-CO and all matters outlined or contemplated herein.

            (e) Shareholders of WW shall have delivered to V-CO a letter commonly known as an "investment letter" agreeing that the shares of V-CO common stock (the "Shares") to be converted in the merger are, among other things, being acquired for investment purposes and not with a view to public resale, are being acquired for the investor's own account, that the investor is an "accredited" individual as defined under Regulation D of the Securities Act of 1933, and that the Shares are restricted and may not be resold, except in reliance of an exemption under the Securities Act of 1933.

            (f) The Merger shall be permitted by applicable state law and otherwise and V-CO shall have sufficient shares of its capital stock authorized to complete the Merger and the transactions contemplated hereby.

            (g) At Closing, all of the directors and officers of V-CO and V-ACQ-SUB shall have resigned in writing from their positions as directors and officers of V-CO and V-ACQ-SUB, respectively, effective upon the election and appointment of the WW nominees, and the directors of V-CO shall take such action as may be necessary or desirable regarding such election and appointment of WW nominees.

            (h) At the Closing, all instruments and documents delivered by V-CO or V-ACQ-SUB, including to WW Shareholders pursuant to the provisions hereof shall be reasonably satisfactory to legal counsel for WW.

            (i) The capitalization of V-CO and V-ACQ-SUB shall be the same as described in Section 5(h), except that the number of outstanding shares of V-CO Common Stock shall have been decreased by the cancellation and reverse stock split to 1,200,000 shares.

            (j) The shares of restricted V-CO capital stock to be issued to WW Shareholders at Closing will be validly issued, nonassessable and fully paid under California corporation law and will be issued in a nonpublic offering in compliance with all federal, state and applicable securities laws.

            (k) WW shall have received all necessary and required approvals and consents from required parties and from its stockholders.

            (l) At the Closing, V-CO and V-ACQ-SUB shall have delivered to WW an opinion of V-CO's legal counsel dated as of the Closing to the effect that:

                (1) Each of V-CO and V-ACQ-SUB is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

                (2) This Agreement has been duly authorized, executed and delivered by V-CO and V-ACQ-SUB and is a valid and binding obligation of V-CO and V-ACQ-SUB enforceable in accordance with its terms;

                (3) V-CO and V-ACQ-SUB each through its Board of Directors and stockholders have taken all corporate action necessary for performance under this Agreement;

                (4) The documents executed and delivered to WW and WW Shareholders hereunder are valid and binding in accordance with their terms and vest in WW Shareholders all right, title and interest in and to the shares of V-CO's Common Stock to be issued pursuant to Section 2 hereof, and the shares of V-CO capital stock when issued will be duly and validly issued, fully paid and nonassessable;

                (5) V-CO and V-ACQ-SUB each has the corporate power to execute, deliver and perform under this Agreement.

            (m) WW shall have completed its financial and legal due diligence investigation of V-CO with results thereof satisfactory to WW in its sole discretion.

            9.  Conditions  Precedent to the  Obligations of V-CO and V-ACQ-SUB.
                ---------------------------------------------------------------
All obligations of V-CO and V-ACQ-SUB under this Agreement are subject to the fulfillment, prior to or at the Closing and/or the Effective Date, of each of the following conditions:

            (a) The representations and warranties by WW contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true at and as of the Closing and the Effective Date as though such representations and warranties were made at and as of such times.

            (b) WW shall have performed and complied with, in all material respects, all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing;

            (c) On or before the Closing, the directors of WW shall have approved in accordance with applicable state corporation law the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

            (d) On or before the Closing Date, WW shall have delivered certified copies of resolutions of the stockholders and directors of WW approving and authorizing the execution, delivery and performance of this Agreement and authorizing all of the necessary and proper action to enable WW to comply with the terms of this Agreement.

            (e) The Merger shall be permitted by applicable state law and otherwise.

            (f) At the Closing, all instruments and documents delivered by WW pursuant to the provisions hereof shall be reasonably satisfactory to legal counsel for V-CO.

            (g) The  capitalization  of WW  shall be the  same as  described  in
Section 4(a), except that the number of outstanding shares of WW Common Stock shall not exceed 20,800,000 shares.

            (h) V-CO shall have received all necessary and required approvals and consents from required parties and from its stockholders.

            (i) At the Closing, WW shall have delivered to V-CO an opinion of WW's legal counsel dated as of the Closing to the effect that:

                (1) WW is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

                (2) This Agreement has been duly authorized, executed and delivered by WW and is a valid and binding obligation of WW enforceable in accordance with its terms;

                (3) WW, through its Board of Directors and stockholders have taken all corporate action necessary for performance under this Agreement;

                (4) The documents executed and delivered to V-CO hereunder are valid and binding in accordance with their terms and vest in V-CO all right, title and interest in and to the shares of WW 's Common Stock to be converted pursuant to Section 2 hereof.

                (5) WW has the corporate power to execute, deliver and perform under this Agreement.

            (j) V-CO shall have an exemption from registration under the California Securities Laws for issuance of the shares of V-CO Common Stock to be issued to the WW Shareholders.

            (k) Prior to the Closing, the outstanding principal balance of the Promissory Notes to F&F and Promissory Note to CMCP (as those items are labeled on WW's financial statements dated December 31, 2003), and all accrued and unpaid interest thereon, shall have been converted into shares of WW Common Stock.

            (l) V-CO shall have received from the WW shareholders a letter commonly known as an "investment letter" agreeing that the shares of V-CO common stock (the "Shares") to be converted in the merger are, among other things, being acquired for investment purposes and not with a view to public resale, are being acquired for the investor's own account, that the investor is an "accredited" individual as defined under Regulation D of the Securities Act of 1933, and that the Shares are restricted and may not be resold without registration, except in reliance of an exemption therefrom under the Securities Act of 1933.

            (m) V-CO shall have completed its financial and legal due diligence investigation of WW with results thereof satisfactory to V-CO in its sole discretion.

         10. Survival.
             --------
The  representations  and  warranties  contained in this Agreement and any other
document  or  certificate  relating  hereto   (collectively,   the  "Acquisition
Documents") shall not survive the Effective Date.

         11. Nature of Representations.  All of the parties hereto are executing
             -------------------------
and carrying out the provisions of this Agreement in reliance solely on the representations, warranties and covenants and agreements contained in this Agreement and the other documents delivered at the Closing and not upon any representation, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

         12. Documents at Closing. At the Closing, the following documents shall
             --------------------
be delivered:

            (a) WW will deliver, or will cause to be delivered, to V-CO the following:

                (1) a certificate executed by the President of WW to the effect that all representations and warranties made by WW under this Agreement are true and correct as of the Closing and as of the Effective Date, the same as though originally given to V-CO or V-ACQ-SUB on said date;

                (2) a certificate from the state of WW's incorporation dated within five business days of the Closing to the effect that WW is in good standing under the laws of said state;

                (3) such other instruments, documents and certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement;

                (4) executed copy of the Articles of Merger for filing in California;
                (5) certified copies of resolutions adopted by the stockholders and directors of WW authorizing the Merger; and

                (6) Opinion of WW's counsel as described in Section 9(i) above;

                (7) all other items, the delivery of which is a condition precedent to the obligations of V-CO and V-ACQ-SUB, as set forth herein.

            (b) V-CO and V-ACQ-SUB will deliver or cause to be delivered to WW:

                (1) stock certificates representing those securities of V-CO to be issued as a part of the Merger as described in Section 2 hereof;

                (2) a certificate of the President of V-CO and V-ACQ-SUB, respectively, to the effect that all representations and warranties of V-CO and V-ACQ-SUB made under this Agreement are true and correct as of the Closing, the same as though originally given to WW on said date;

                (3) certified copies of resolutions adopted by V-CO's and V-ACQ-SUB's Board of Directors and V-ACQ-SUB's stockholder authorizing the Merger and all related matters;

                (4) certificates from the jurisdiction of incorporation of V-CO and V-ACQ-SUB dated within five business days of the Closing Date that each of said corporations is in good standing under the laws of said state;

                (5) executed copy of the Articles of Merger for filing in California;

                (6) opinion of V-CO's counsel as described in Section 8(l) above;

                (7) such other instruments and documents as are required to be delivered pursuant to the provisions of this Agreement;

                (8) written resignation of all of the officers and directors of V-CO and V-ACQ-SUB;

                (9) all other items, the delivery of which is a condition precedent to the obligations of WW, as set forth in Section 8 hereof.

         13. Finder's Fees. V-CO and V-ACQ-SUB, jointly and severally, represent
             -------------
and warrant to WW, and WW represents and warrants to V-CO and V-ACQ-SUB, that none of them, or any party acting on their behalf, has incurred any liabilities, either express or implied, to any "broker" or "finder" or similar person in connection with this Agreement or any of the transactions contemplated hereby.

         14. Additional Covenants. Between the date hereof and the Closing Date,
             --------------------
except with prior written consent of the other party.

            (a) V-CO and WW shall conduct their business only in the usual and ordinary course and the character of such business shall not be changed nor shall any different business be undertaken;

            (b) No change shall be made in the Articles of Incorporation or Bylaws of V-CO or WW except as described herein;

            (c) No change shall be made in the authorized or issued shares of V-CO except as set forth herein;

            (d) Neither V-CO nor WW shall discharge or satisfy any lien or encumbrance or obligation or liability, other than current liabilities shown on the financial statements heretofore delivered and current liabilities incurred since that date in the ordinary course of business;

            (e) V-CO shall not make any payment or distribution to its stockholders or purchase or redeem any shares or capital stock except as set forth herein.

         15. Post-Closing Covenants.
             ----------------------
            (a) Financial Statements.  After the Closing, V-CO shall timely file
                --------------------
a current report on Form 8-K to report the Merger. In addition, for a period of 12 months following the Closing, V-CO shall use its commercially reasonable efforts to timely file all reports and other documents required to be filed by V-CO under the Securities Exchange Act of 1934.

            (b) Standard and Poors. If required, V-CO shall use its commercially
                ------------------
reasonable efforts to apply for listing with Standard and Poors Information Service or other such similar service.

         16. Termination.  This Agreement may be terminated at any time prior to
             -----------
the Effective Date, by action taken or authorized by the Board of Directors of the terminating party or parties, and except as provided below, whether before or after approval of the matters presented in connection with the Mergers by the stockholders of V-CO or WW:

            (a) By mutual written consent of V-CO and WW;

            (b) By either V-CO or WW, if the Effective Date shall not have occurred on or before June 15, 2004 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 16 shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in, the failure of the Effective Date to occur on or before the Termination Date;

            (c) By either V-CO or WW, if any Governmental Entity (i) shall have issued an order, decree or ruling or taken any other action (which the parties shall use their reasonable best efforts to resist, resolve or lift, as applicable, permanently restraining, enjoining or otherwise prohibiting the transaction contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable or (ii) shall have failed to issue an order, decree or ruling or to take any other action, and such denial of a request to issue such order, decree, ruling or take such other action shall have become final and nonappealable (which order, decree, ruling or other action the parties shall have used their reasonable best efforts to obtain, in the case of each of (i) and (ii) which is necessary to fulfill the conditions set forth in Sections 8 and 9 , as applicable;

            (d) By either V-CO or WW, if the approvals of the stockholders of either V-CO or WW contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote of stockholders or consent;

            (e) V-CO, if WW shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, such that the conditions set forth in Section 9 are not capable of being satisfied on or before the Termination Date; or

            (f) By WW, if V-CO shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, such that the conditions set forth in Section 8 are not capable of being satisfied on or before the Termination Date.

            (g) By V-CO or WW if, in the opinion of the SEC, the shares of V-CO Common Stock owned by affiliates of V-CO and/or to be owned by shareholders of WW cannot be sold pursuant to a Rule 144 exemption but must be registered under the Securities Act of 1933.

         17.  Effect  of  Termination.  In the  event  of  termination  of  this
              -----------------------
Agreement by either V-CO or WW as provided in Section 16, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any of the parties or their respective officers or directors.

         18. Miscellaneous.
             -------------
            (a) Further  Assurances.  At any time, and from time to time,  after
                -------------------
the Effective Date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

            (b) Waiver.  Any  failure on the part of any party  hereto to comply
                ------
with any of its obligations, agreements or conditions hereunder may be waived in writing by the party (in its sole discretion) to whom such compliance is owed.

            (c)  Amendment.  This  Agreement  may be amended  only in writing as
                 ---------
agreed to by all parties hereto.

            (d) Notices. All notices and other communications hereunder shall be
                -------
in writing and shall be deemed to have been given if delivered in person or sent by prepaid first class registered or certified mail, return receipt requested to the last known address of the noticed party.

            (e) Headings.  The section and subsection headings in this Agreement
                --------
are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

            (f) Counterparts.  This Agreement may be executed  simultaneously in
                ------------
two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            (g) Binding Effect. This Agreement shall be binding upon the parties
                --------------
hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

            (h) Entire  Agreement.  This  Agreement  and the attached  Exhibits,
                -----------------
including the Articles of Merger, both of which are attached hereto as Exhibit "A," is the entire agreement of the parties covering everything agreed upon or understood in the transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof.

            (i)  Severability.  If any part of this  Agreement  is  deemed to be
                 ------------
unenforceable,  the  balance  of the  Agreement  shall  remain in full force and effect.
            (j) Responsibility  and Costs.  Whether the Merger is consummated or
                -------------------------
not, all fees, expenses and out-of-pocket costs, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred by the parties hereto shall be borne solely and entirely by the party that has incurred such costs and expenses, unless the failure to consummate the Merger constitutes a breach of the terms hereof, in which event the breaching party shall be responsible for all costs of all parties hereto. The indemnification provisions of Section 10 shall not apply in the event of the termination of this Agreement prior to the Closing as a result of a breach hereof by either party.

            (k) Applicable  Law. This Agreement  shall be construed and governed
                ---------------
by the internal laws of the State of California.

            (l) Jurisdiction and Venue. Each party hereto  irrevocably  consents
                ----------------------
to the jurisdiction and venue of the state or federal courts located in San Diego County, State of California, in connection with any action, suit, proceeding or claim to enforce the provisions of this Agreement, to recover damages for breach of or default under this Agreement, or otherwise arising under or by reason of this Agreement. The prevailing party may recover costs and reasonable attorney's fees.

            (m) Arbitration. Any dispute between the parties relating in any way
                -----------
to this Agreement or any of its terms and provisions shall be submitted to binding arbitration before a single arbitrator in San Diego County, Calif., before JAMS and the prevailing party in such arbitration shall have the right to have any award made by arbitrators confirmed by a court of competent jurisdiction. The provisions of section 1283.05 of the CA Code of Civil Procedure, authorizing and taking of depositions and obtaining discovery are incorporated herein by this reference and shall be applicable to any such arbitration. Any such arbitration shall be conducted in an expeditious manner. Any such arbitration shall be governed by the JAMS complex arbitration rules and the JAMS optional arbitration appeal procedure.

         IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

V-CO ACQUISITION, INC.              V-CO., INC.



By: /s/ Rob Larcara                 By: /s/ Rob Larcara
   ---------------------               --------------------------
   Rob Larcara,                        Rob Larcara,
   President                           President



                                    WORLD WASTE TECHNOLOGIES, INC.



                                    By: /s/ Steve Racoosin
                                       --------------------------
                                       Steve Racoosin,President

                                    WORLD WASTE TECHNOLOGIES, INC.



                                    By: /s/ Thomas L. Collins
                                       -----------------------------------------
                                       Thomas L. Collins,Chief Executive Officer




























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